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                                                                   EXHIBIT 10.10

                                KONA GRILL, INC.
                                 2002 STOCK PLAN
                            (AS OF NOVEMBER 13, 2002)

1. Purpose. The purpose of the Kona Grill, Inc. 2002 Stock Plan (the "Plan") is to promote the interests of Kona Grill, Inc. (the "Company") and its shareholders by providing employees of the Company and any parent or subsidiaries thereof, and any other individuals who provide services to the Company or any parent or subsidiaries as non-employee directors, consultants or advisors, with an opportunity to acquire a proprietary interest in the Company and receive competitive performance-related incentives so as to develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company and receive competitive performance-related incentives will aid in attracting and retaining personnel of outstanding ability.

2. Definitions. The capitalized terms used in this Plan and not defined elsewhere have the meanings set forth below.

      (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code
Section 424(e) and (f), or any successor provisions.

      (b) "Agreement" means a written contract consistent with the terms of this Plan entered into between the Company or an Affiliate and a Participant, containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto.

      (c) "Award" means an award granted under this Plan in the form of Options, SARs, or other Stock Awards.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Cause" means (i) dishonesty, fraud or misrepresentation; (ii) engaging in conduct that is injurious to the Company or any Affiliate in any significant way, including by way of damage to its reputation or standing in the industry; (iii) conviction of, or entering a plea of nolo contendre to, a crime that constitutes a felony; (iv) breach of any employment agreement or other agreement with, or duty owed to, the Company or any Affiliate, including any agreement or duty not to make unauthorized disclosure of confidential or proprietary information about the Company or any Affiliate, or not to compete with the Company or any Affiliate; or (v) violation of any policy of the Company or any Affiliate.

      (f) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

      (g) "Committee" means the two or more Non-Employee Directors designated by the Board to administer this Plan under Section 3.1.

      (h) "Company" means Kona Grill, Inc., a Delaware corporation, or the successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

      (i) "Disability" means, for purposes of exercising an Incentive Option, a disability within the meaning of Code Section 22(e)(3), and for all other purposes, any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and

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usual duties for the Company or any Affiliate, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

      (j) "Employee" means an employee, officer or director of the Company or an Affiliate, except that for purposes of Incentive Stock Option Awards under the Plan, the term "Employee" shall not include a Non-Employee Director.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (l) "Fair Market Value" as of any date means the value of a share of the Company's common stock determined as follows:

            (1) If the Company's common stock is listed or admitted to trading on any established stock exchange or a national market system, including the Nasdaq National Market System or The Nasdaq SmallCap Market, its Fair Market Value shall be the closing per share sales price for such stock as quoted on such exchange or system for the last market trading day prior to the date of determination on which a sale of the Company's common stock occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

            (2) If clause (1) is inapplicable, the Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a share of the Company's common stock on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

      (m) "Fundamental Change" shall mean a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

      (n) "Incentive Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

      (o) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Affiliate.

      (p) "Non-Statutory Option" means an Option other than an Incentive Option.

      (q) "Option" means a right to purchase Shares, including both Non-Statutory Options and Incentive Options.

      (r) "Participant" means a person to whom an Award is or has been made in accordance with this Plan.

      (s) "Plan" means this Kona Grill, Inc. 2002 Stock Plan, as may be amended and in effect from time to time.

      (t) "SAR" means an Award or stock appreciation rights, the value of which is determined in relation to the appreciation in value of Shares, made pursuant to Section 8 of this Plan.

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      (u) "Securities Act" means the Securities Act of 1933, as amended.

      (v) "Shares" means shares of the Company's common stock.

      (w) "Stock Award" means any one of the types of Awards that may be granted by the Committee pursuant to Section 9.

      (x) "Transferee" means any member of the Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or any trust for the benefit of such family members or any partnership in which such family members are the only partners.

3. Administration.

      (a) General. This Plan shall be administered by a committee of two or more Non-Employee Directors (the "Committee"), appointed by the Company's Board of Directors (the "Board"). If the Board has not appointed such a committee to administer this Plan, then the Board shall constitute the Committee. The Committee shall have the power, subject to the limitations contained in this Plan, to determine when and to whom Awards will be granted, to specify the form and amount of each Award and the terms and conditions for the grant or exercise of any Award, to amend the terms and conditions (other than price) of any outstanding Award, and to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares, other Awards or other property or canceled, forfeited or suspended. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision or interpretation of the Committee on any matter affecting this Plan or any Agreement made under this Plan, or the rights and obligations arising under this Plan or any Award granted hereunder, shall be final, conclusive and binding upon all persons, including the Company and Participants.

      (b) Action by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company's officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon any such information or advice.

      (c) Delegation of Authority. The Committee may delegate all or any part of its authority under this Plan to one or more officers of the Company for purposes of granting and administering Awards to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act.

      (d) Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan, the granting, terms, and conditions of Awards granted to Non-Employee Directors shall be determined by the Board, and the Board rather than the Committee shall have discretion as to the granting of such Awards or as to altering or amending any terms, conditions or eligibility requirements of such Awards.

      (e) Rule 16b-3. It is the intent that this Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit this Plan and Awards to comply with Rule 16b-3 under the Exchange Act at any time that any class of equity securities of the Company is registered pursuant to Section 12 of the Exchange Act. If any provision of this Plan or of any Agreement would otherwise

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frustrate or conflict with the intent expressed in this paragraph 3(e), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to the reporting requirements of Section 16 of the Exchange Act.

      (f) Indemnification. To the full extent permitted by law, (i) no member of the Committee or any person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award granted hereunder, and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss or liability (including reasonable expenses) incurred by such member or person by reason of any such actions and determinations.

4. Shares Available Under this Plan.

      (a) Number of Shares. Subject to the following paragraphs of this Section 4, the number of Shares available for issuance pursuant to Awards under this Plan shall not exceed 1,750,000. Shares issued pursuant to Awards may be shares which have been authorized but unissued, or have previously been issued and reacquired by the Company, or both.

      (b) Shares Again Available. Except as provided in the last sentence of this paragraph 4(b), Awards or portions of Awards that are terminated, expired, exchanged, forfeited or settled without the distribution of Shares, including Shares that are not used because the terms and conditions of the applicable Award are not met, shall not count toward the maximum number of Shares that may be issued under this Plan as provided in Section 4(a), and the Shares that were subject to such Awards or portions of Awards shall again be available for further Awards. However, Shares with respect to which an SAR has been exercised, whether paid in cash and/or in Shares, and shares of Restricted Stock which have been granted with dividend or voting rights during the Term of the Restricted Stock will count toward the maximum number of shares specified in Section 4(a) and may not again be awarded under this Plan.

      (c) Shares Used to Pay Exercise Price. If the exercise price of any Option is paid by surrendering previously owned Shares to the Company (either by actual delivery or by attestation), only the number of Shares issued net of the Shares surrendered shall be deemed issued for purposes of the determining maximum number of Shares available for issuance under paragraph 4(a).

      (d) Fractional Shares. No fractional shares may be issued under this Plan. Fractional shares will be rounded to the nearest whole share.

      (e) Adjustments for Changes in Capitalization. In the event of any stock dividend, stock split, combination of shares, reorganization, merger, consolidation, recapitalization, liquidation, reclassification, rights offering, or extraordinary dividend or distribution (including a spin-off), or any other change in the corporate structure or Shares, the Committee (or if the Company does not survive any such transaction, the board of directors of the surviving corporation) may, in order to prevent dilution or enlargement of rights of Participants and without the consent of any Participant, make such adjustments as it determines in its discretion to be appropriate as to (i) the number and kind of securities subject to and available for Awards under this Plan, (ii) the number and type of securities and amount of cash subject to Awards then outstanding, and (iii) the exercise price applicable to any outstanding Award.

5. Eligibility. Awards of any kind may granted under this Plan to any Employee at the discretion of the Committee. Non-Statutory Options also may be granted to
(i) other individuals who are not Employees or Non-Employee Directors but who provide services to the Company or an Affiliate in the

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capacity of an advisor or consultant, and (ii) any individual that the Company desires to induce to become an Employee, advisor or consultant, but any such grant shall be contingent upon such individual or entity becoming employed or retained by the Company or an Affiliate. References in the remainder of this Plan to "employment" and similar terms (other than "Employee") shall include the providing of services in the capacity of an advisor or consultant.

6. General Terms of Awards.

      (a) Agreements. Each Award will be evidenced by an Agreement setting forth the terms, conditions and restrictions, as determined by the Committee, which will apply to such Award, in addition to the terms and conditions specified in this Plan. The Committee need not require the signing of an Agreement by a Participant, in which case acceptance of the Award by the Participant will constitute agreement by the Participant to the terms, conditions and restrictions of the Award as set forth in the Agreement and this Plan.

      (b) Term. Each Agreement shall set forth the scheduled term of the Award, the applicable exercisability or vesting schedule, and any applicable performance period, as the case may be. The scheduled term of an Incentive Option shall not exceed ten years from the date of its grant. Acceleration of the vesting or exercisability schedule of an Award and of the expiration of the applicable term is permitted upon such terms and conditions as shall be set forth in the Agreement.

      (c) Transferability. Except as provided in this paragraph, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or SAR, or receive payment with respect to any other Stock Award. Except as otherwise provided in the applicable Agreement, no Award may be assigned, transferred, or encumbered by a Participant other than by will or the laws of descent and distribution, or, with regard to Awards other than Incentive Options, pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. The Committee, in its discretion, may provide in an Agreement that (i) the Award subject to the Agreement may be transferable to a beneficiary designated on a form provided for such purpose and filed by the Participant with the Company in the event of a Participant's death, or (ii) the Award (other than an Incentive Option) may be transferred to a Transferee so long as the Participant receives no consideration for the transfer. Any Award held by a Transferee or beneficiary shall continue to be subject to the same terms and conditions that were applicable to that Award immediately prior to its transfer. An Award may be exercised by, or paid to, a Transferee, beneficiary or other successor of a Participant following the death of the Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

      (d) Termination of Employment. Except as otherwise provided by the Committee in an applicable Agreement, the following provisions shall apply in case of a termination of employment:

            (1) Options and SARs.

                  (A) Death or Disability. If a Participant's employment
            terminates because of Disability or death, any outstanding Option or SAR granted to such Participant shall become exercisable in full and may be exercised by the Participant or his or her successor at any time until the earlier of (i) one year after the date of such termination, or (ii) the expiration of the scheduled term of such Award.

                  (B) Cause or Resignation. If a Participant's employment is terminated by the Company or any Affiliate for Cause, or by the Participant other than due to reasons

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            specified in subparagraph (1)(A) above, any outstanding Option or
            SAR granted to such Participant will terminate immediately.

                  (C) Other Reasons. If a Participant's employment terminates for any reason other than those specified in subparagraphs (1)(A) and (B) above, the portion of any Option or SAR that was unvested and unexercisable immediately prior to the termination of employment will terminate immediately, but the portion of the Option or SAR that was exercisable immediately prior to the termination of employment will continue to be exercisable until the earlier of (i) three months after the termination of employment, or (ii)) the expiration of the scheduled term of such Award.

            (2) Restricted Stock and Stock Units.

                  (A) Death or Disability. If a Participant's employment
            terminates because of death or Disability, a pro rata portion of Shares of Restricted Stock (as described in paragraph 10(c)) or of Stock Units (as described in paragraph 10(d)) held by such Participant will become vested as of the termination of employment, based upon that portion of the scheduled term of the Award that had expired prior to the termination of employment and, where vesting of the Award was also contingent upon the achievement of performance objectives, the extent to which such performance objectives were achieved.

                  (B) Other Reasons. If a Participant's employment terminates for any reason other than those specified in subparagraph (2)(A) above, any Shares of Restricted Stock or Stock Units that have not yet vested will immediately be forfeited.

For purposes of this paragraph 6(d), a Participant's employment shall be considered terminated if (i) the Company subsidiary, division or business unit to which the Participant is assigned or provides services is divested by the Company and is thereafter no longer an Affiliate or part of the Company or an Affiliate, and (ii) in connection therewith the Participant is not reassigned to the Company or any of its continuing Affiliates.

      (e) Tax Withholding. Delivery of Shares pursuant to a Stock Award or upon exercise of any Non-Statutory option, and payment of any cash in settlement of any Award, shall be subject to any required withholding taxes. A person receiving Shares under a Stock Award or exercising a Non-Statutory option may, as a condition precedent to receiving the Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may provide in any Agreement (or provide by Committee action with respect to any Award already outstanding) that a person exercising an Option or receiving Shares pursuant to a Stock Award may cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option or receipt of the Shares, through the delivery to the Company of unencumbered Shares, through a reduction in the number of such Shares to be delivered to the person, or through a subsequent return to the Company of Shares delivered to the person (in each case, such Shares having an aggregate Fair Market Value on the date of exercise or receipt of the Shares equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

      (f) Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

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7. Options.

      (a) Terms Applicable to All Options.

            (1) Grant of Options. Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to eligible Employees, consultants and advisors of the Company and its Affiliates Options on such terms and conditions as the Committee determines. Options granted under this Plan may be either Incentive Options or Non-Statutory Options. Only Non-Statutory Options may be granted to Participants who are not Employees or who are Non-Employee Directors. The date of approval by the Committee of the granting of an Option shall be considered the grant date of such Option.

            (2) Exercise Price. The exercise price per share for each Option shall be determined by the Committee and set forth in the applicable Agreement, but for Incentive Options shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Option is granted (except as provided in Section 15 of this Plan).

            (3) Exercisability. Each option will be exercisable in whole or in part on the terms provided in the Agreement. No option will be exercisable at any time after the expiration of its scheduled term. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated.

            (4) Method of Exercise. Upon satisfaction of the applicable conditions relating to exercisability, a person entitled to exercise an Option may exercise it during its scheduled term in whole or in part from time to time, by providing the Company with a notice of exercise in the form and manner that the Committee may prescribe. The exercise price of Shares with respect to which an Option is being exercised is payable in full at the time of exercise, except that if the exercise arrangement described in clause (iv) below is utilized, payment of the exercise price may be made as soon as practicable after exercise. The exercise price of an Option may be paid by methods permitted by the Committee from time to time, including any one or more of the following: (i) cash, (ii) tendering, either by actual delivery of shares or by attestation, to the Company Shares already owned by the Participant for a period of six months and having a Fair Market Value on the date of exercise equal to the aggregate exercise price for the Shares as to which the Option is being exercised, (iii) authorizing the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price for the total number of Shares as to which the Option is being exercised, and (iv) irrevocably authorizing a third party with which the Participant has a brokerage or similar relationship to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire exercise price to the Company.

            (5) Termination. Except as otherwise provided in an applicable Agreement, each Option shall expire, and all rights to purchase Shares thereunder will terminate, on the earliest of:

                  (A) ten years after the date such Option is granted;

                  (B) the expiration of any period after the termination of the
            Participant's employment within which the option is exercisable as specified in subparagraph 6(d)(1) or the applicable Agreement; or

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                  (C) the date, if any, fixed for cancellation pursuant to
            paragraph 11(b).

            (6) Reload Options. The Committee may provide in an Agreement that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of Shares tendered and with an exercise price of no less than the Fair Market Value of a Share on the date of grant of such additional Option ("Reload Option"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that he or she has owned for at least the preceding six months.

      (b) Terms Applicable to Incentive Options. In addition to the terms and conditions applicable to all Options, the following additional terms and conditions apply to Incentive Options:

            (1) To the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of Shares with respect to which Incentive Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Company and any parent or subsidiary) exceeds $100,000, such Options shall be treated as Non-Statutory Options.

            (2) An Incentive Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the option as an Incentive option.

            (3) No Award of an Incentive Stock Option shall be made more than 10 years after the effective date of this Plan (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.

            (4) The Agreement covering an Incentive Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Option.

            (5) Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Option under this Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the exercise price for that Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to that Incentive Option on the date of grant and (ii) that Incentive Option is not exercisable more than five years after the date that it is granted.

8. Stock Appreciation Rights. An Award of an SAR shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the SAR over (ii) a specified price that shall not be less than the Fair Market Value of the same number of Shares as of the date of grant of the SAR. An SAR may be granted in connection with, or completely independent of, an Option or any other Award under this Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of an SAR cancels a pro rata portion of the Option with which it is connected and vice versa. Each SAR may be exercisable in whole or in part on the terms provided in the applicable Agreement, but no SAR shall be exercisable at any time after the expiration of its scheduled term. Upon exercise of an SAR, payment shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as provided in the Agreement. The Agreement may provide for a

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limitation upon the amount or percentage of the total appreciation on which payment (whether in cash or Shares) may be made in the event of the exercise of an SAR.

9. Stock Awards.

      (a) Form of Awards. The Committee may grant Stock Awards that are payable in Shares or denominated in units equivalent in value to Shares or are otherwise based on or related to Shares, including Awards of Restricted Stock, Stock Units and Performance Units, subject to such terms, conditions and restrictions as the Committee may determine to be applicable to such Awards in its discretion.

      (b) Stock Payment. Shares may be used as payment for compensation that otherwise would have been delivered in cash (including compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), and no minimum vesting period will apply to such shares unless otherwise determined by the Committee. Any Shares used for such payment will be valued at their Fair Market Value at the time of such payment, and will be subject to such terms and conditions as determined by the Committee.

      (c) Restricted Stock. An Award of Restricted Stock shall consist of Shares subject to restrictions on transfer and conditions of forfeiture. The terms and conditions of any Restricted Stock Award, including restrictions on transfer, forfeiture conditions, performance conditions, circumstances under which the transfer restrictions and forfeiture conditions will lapse and the Restricted Stock vest, and scheduled term of the Award, will be established by the Committee and included in the applicable Agreement. The Committee may provide for the lapse or waiver of any restriction or condition based on such factors or criteria as the Committee may determine. Until shares subject to a Restricted Stock Award vest, they shall be evidenced by a certificate deposited with the Company or its designee, or by a book-entry notation on the records of the Company's transfer agent. Upon the vesting of such Shares, certificate(s) shall be issued to the Participant. No Award of Restricted Stock may vest earlier than one year from the date of grant, unless otherwise provided in the applicable Agreement. Unless otherwise provided in the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a shareholder of the Company, including the right to receive dividends and the right to vote the Shares of Restricted Stock.

      (d) Stock Units. An Award of Stock Units shall be denominated in Shares and shall provide a Participant with the right to receive Shares (or, to the extent specified by the Committee in the applicable Agreement, the cash value of such shares) in the future, after the satisfaction of specified vesting conditions. The terms and conditions of any Stock Unit Award will be established by the Committee and included in the applicable Agreement, and such terms may include the payment by the Company of dividend equivalents on such Stock Units equal to the dividends that would have been payable on the corresponding number of Shares.

      (e) Performance Units. An Award of Performance Units shall entitle the Participant to future payments of cash, Shares or a combination of cash and such shares, as provided in the Agreement, based upon the achievement of pre-established performance targets. These performance targets may include targets selected by the Committee and consisting of one or any combination of earnings or earnings per share before income tax (profit before taxes); earnings before interest, taxes, depreciation and amortization; net earnings or net earnings per share (profit after taxes); inventory, total or net operating asset turnover; accounts receivable (measured in terms of days sales outstanding); operating expenses, operating profit; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth. Any such targets may relate to one or any

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combination of two or more of the Company's or a group's, unit's, division's,
Affiliate's or an individual's performance. The Agreement may establish that a portion of the total potential of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. Following the conclusion of each performance period, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the performance period have been satisfied and (iii) payment is due with respect to an Award of Performance Units. The Agreement may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or ail of the Performance Units awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of events such as those discussed in paragraph 4(e).

10. Limitations on Transfer of Shares. The Committee may provide in any Agreement that, during any time prior to the consummation of an underwritten public offering and sale by the Company of Shares to the public pursuant to an effective registration statement under the Securities Act (other than an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form):

      (a) Termination Repurchase Right. If a Participant ceases to be employed by the Company and its Affiliates for any reason, then such Participant's Shares issued pursuant to Awards, whether issued prior to or following termination of employment ("Award Shares"), will be subject to repurchase by the Company, in the Company's sole discretion, pursuant to the terms and conditions set forth in this Plan and the applicable Agreement. The purchase price will be equal to the Fair Market Value of such Award Shares as of the date that the Company delivers a repurchase notice to a Participant.

      (b) Right of First Refusal. If a Participant receives a bona fide offer to purchase any Award Shares, and the Participant wishes to accept such offer, then the Participant must first offer such Award Shares for sale to the Company at the same price and upon the same terms (or terms as similar as reasonably possible) as those offered to the Participant, and pursuant to the procedures and terms set forth in the applicable Agreement. If the Company elects not to exercise its right of first refusal, any transferee must agree in writing to also be subject to the Company's right of first refusal as set forth in the applicable Agreement.

      (c) Restrictions on Transfer. No Participant may sell, pledge, transfer or otherwise dispose of any interest in any Award Shares except, subject to any additional limitations contained in the Company's Articles of Incorporation or Bylaws, (i) to the Company, (ii) in a public offering registered under the Securities Act, (iii) pursuant to Participant's will or beneficiary designation or applicable laws of descent and distribution, (iv) to a Transferee, or (v) in a transaction that is exempt from registration under the Securities Act and any applicable state securities laws. The restrictions contained in this paragraph 10(c) will continue to be applicable to Award Shares after any transfer of the type referred to in clauses (iii), (iv) or (v) above and, as a condition to any such transfer, each transferee of such Award Shares must agree in writing to be bound by such restrictions. A transfer will be permitted pursuant to clause (v) above only if the transferor of the Award Shares has first complied with paragraphs 10(a) and (b), as applicable, and delivers to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

11. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to do any of the following.

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      (a) Replacement of Options or SARs. If the Fundamental Change is a merger or consolidation or statutory share exchange, the Committee may make appropriate provision for the protection of the outstanding Options and SARs by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, in lieu of Options, SARs and capital stock of the Company.

      (b) Cancellation of Options or SARs. At least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or SAR of the declaration, that each outstanding option and SAR, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an option or SAR, within ten days after the Fundamental Change, of cash equal to the product of (i) the amount, if any, by which the Event Proceeds per Share (as defined below) exceeds, in the case of an option, the exercise price per share of such Option or, in the case of an SAR, the specified price per share as of the date of grant, and (ii) the number of Shares subject to such Option or SAR. At the time of such a declaration, each SAR and each Option shall immediately become exercisable in full and each person holding an Option or a SAR shall have the right, during the period preceding the time of cancellation of the Option or SAR, to exercise the Option as to all or any part of the Shares covered thereby or the SAR in whole or in part, as the case may be. If such a declaration occurs, each outstanding Option and SAR that has not been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change. No person holding an Option or a SAR shall be entitled to any payment under this Section 11(b) if the scheduled term of such Option or SAR expires before the Fundamental Change. For purposes of this paragraph 11(b), "Event Proceeds per Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received for each Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

12. Forfeitures. The Committee may provide in any Agreement that:

      (a) Termination. If a Participant has received cash, Shares, or a combination thereof pursuant to an Award within six months prior to the termination of Participant's employment by the Company or any Affiliate for Cause, or by the Participant for any reason other than death or Disability, the Committee may require the Participant to return to the Company the cash and Shares received, or in lieu of such Shares, the economic value thereof. If the Shares were received upon the exercise of an Option, upon the return of the Shares the Company will pay the Participant an amount per Share equal to the exercise price paid by the Participant to acquire such Shares. For purposes of this paragraph, the "economic value thereof" means the number of Shares received multiplied by the difference between (i) the Fair Market Value of a Share on the date received by the Participant and (ii) the exercise price per Share, if any, paid by the Participant to acquire the Shares.

      (b) Proscribed Conduct. If a Participant engages in certain proscribed conduct during the term of any Award or within one year after the Participant's termination of employment, whichever is later, the Award will immediately terminate on the date the Participant enters into such conduct, and the Company will have the same rights to the return of cash and Shares (or the economic value thereof) as are specified in paragraph 12(a) with respect to cash and/or Shares that are or were received by the Participant pursuant to an Award after the date one year prior to the date the Participant first engaged in such conduct. The proscribed conduct may include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or any Affiliate or any other conduct specified in the Agreement.

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      (c) Setoff. The Company may deduct from any amounts the Company may owe a
Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay) any amounts the Participant may owe the Company under paragraphs 12(a) and (b).

13. Effective Date and Duration of this Plan. This Plan shall be effective as of November 13, 2002. This Plan will remain in effect until all Shares subject to it are distributed, or until all Awards have expired or lapsed, or until this Plan is terminated pursuant to Section 14. Awards made prior to the termination of this Plan may be exercised, vested or otherwise effectuated beyond such termination unless limited in an Agreement or otherwise.

14. Amendment, Modification and Termination of this Plan. The Board may at any time terminate, suspend or amend this Plan. The Committee may at any time amend any or all Agreements under this Plan to the extent permitted by law. No termination, suspension, or amendment of this Plan or amendment of any Agreement may materially and adversely affect any right acquired by any Participant under an Award granted before the date of such termination, suspension, or amendment, unless consented to by the Participant or required as a matter of law. No amendment to this Plan shall require shareholder approval unless such approval is required under applicable law.

15. Substitute Awards. The Committee may also grant Options, SARs, or other Stock Awards under this Plan having terms, conditions and provisions that vary from those specified in this Plan if any such Awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party.

16. General Provisions.

      (a) Plan Does Not Affect Employment Status. No person shall have any claim or right to be granted an Award, and neither the grant of an Award nor anything contained in this Plan or an Agreement shall confer upon any Participant any right to continue in the employment of the Company or any Affiliate, or to participate in any other compensation or benefit plan or program, or limit in any way the right of the Company or any Affiliate to terminate such Participant's employment at any time.

      (b) Unfunded Plan. This Plan will be unfunded and the Company will not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company or its Affiliates, and a Participant or his or her successor or Transferee.

      (c) Limits of Liability. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

      (d) Compliance with Applicable Legal Requirements. No Shares distributable pursuant to this Plan shall be issued unless the issuance complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed. This Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act and, unless and until Shares are publicly traded, the issuance of Shares pursuant to this Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701, except to the

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extent that the Company relies upon Regulation D under the Securities Act for sales to "accredited investors" (as defined in Rule 501(a) of Regulation D).

      (e) Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. it may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

      (f) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

      (g) Requirements of Law.

            (1) To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware without regard to its conflicts of law principles and construed accordingly.

            (2) In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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